                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                                        Jurisdiction of Incorporation
----------                                        -----------------------------
REMEC Microwave, Inc.                             California
REMEC Wireless, Inc.                              California
Humphrey, Inc.                                    California
REMEC Magnum, Inc.                                California
REMEC Veritek, Inc.                               California
REMEC CSH, Inc.                                   California
REMEC, INC S.A.                                   Costa Rica
REMEC Q-bit, Inc.                                 Florida
REMEC Nanowave, Inc.                              Nova Scotia, Canada
REMEC Canada Incorporated                         Nova Scotia, Canada
REMEC WACOM, LP                                   Texas limited partnership
REMEC Airtech, Ltd                                United Kingdom
REMEC Europe plc                                  United Kingdom
Airtech Wireless, Inc.                            Delaware (Purchased by REMEC WACOM LP as of
Dba REMEC Airtech, Inc.                           2/1/000)
REMEC Leaseco, Inc.                               California
REMEC Wacom California, Inc.                      California
REMEC Wacom Texas, Inc.                           Texas
REMEC Foreign Sales Corporation                   Barbados
Airtech Wireless Communications Ltd.              United Kingdom (Dormant)